Sesen Bio announces an exclusive agreement with Cardinal Health for third- party logistics and specialty pharmaceutical distribution services for Vicineum™ CAMBRIDGE, Mass., Oct 19, 2020 – Sesen Bio (Nasdaq: SESN), a late-stage clinical company developing targeted fusion protein therapeutics for the treatment of patients with cancer, today announced that the Company has selected Cardinal Health as its exclusive provider for third-party logistics (3PL) and specialty pharmaceutical distribution services related to the commercial distribution of Vicineum in the United States (U.S.). The Company’s lead program, Vicineum, also known as VB4-845, is currently in the follow-up stage of a Phase 3 registration trial for the treatment of high-risk, BCG-unresponsive NMIBC. In December 2019, the Company initiated the BLA submission for Vicineum to the U.S. Food and Drug Administration (FDA) under Rolling Review. Cardinal Health will provide comprehensive end-to-end 3PL, order-to-cash management and specialty pharmaceutical distribution services to Sesen Bio in support of commercialization in the U.S. The Cardinal Health 3PL Services facility in LaVergne, Tennessee is strategically located on the same site as the company’s specialty pharmaceutical distribution operations and is also in close proximity to a major FedEx shipping hub, which simplifies and mitigates risk in supply chain operations. Cardinal Health has deep experience in urology, as it currently serves over 10,000 specialty clinics in the U.S. and has relationships with more than 1,600 U.S.-based Urologists, which will bring great value to Sesen Bio. “Cardinal Health is an industry-leading warehouse operator and distributor of specialty pharmaceuticals with an extensive oncology portfolio, including Uro-oncology,” said Dr. Thomas Cannell, president and chief executive officer of Sesen Bio. “Partnering with Cardinal Health for both 3PL and specialty pharmaceutical distribution services provides us with an integrated distribution solution. In addition to Fujifilm and Baxter, the Cardinal Health relationship completes the selection of major supply chain partners in support of the commercial distribution of Vicineum. We are now confident that the supply chain will be ready to support the potential commercial launch of Vicineum in mid-2021.” About Vicineum™ Vicineum, a locally administered fusion protein, is Sesen Bio’s lead product candidate being developed for the treatment of high-risk non-muscle invasive bladder cancer (NMIBC). Vicineum is comprised of a recombinant fusion protein that targets epithelial cell adhesion molecule (EpCAM) antigens on the surface of tumor cells to deliver a potent protein payload, Pseudomonas Exotoxin A. Vicineum is constructed with a stable, genetically engineered peptide tether to ensure the payload remains attached until it is internalized by the cancer cell, which is believed to decrease the risk of toxicity to healthy tissues, thereby improving its safety. In prior clinical trials conducted by Sesen Bio, EpCAM has been shown to be overexpressed in NMIBC cells with minimal to no EpCAM expression observed on normal bladder cells. Sesen Bio is currently conducting the Phase 3 VISTA trial, designed to support the registration of Vicineum for the treatment of high-risk NMIBC in patients who have previously received a minimum of two courses of bacillus Calmette-Guérin (BCG) and whose disease is now BCG-unresponsive. Additionally, Sesen Bio believes that cancer cell-killing properties of Vicineum promote an anti- tumor immune response that may potentially combine well with immuno-oncology drugs, such as checkpoint inhibitors. The activity of Vicineum in BCG-unresponsive NMIBC is also being explored at the US National Cancer Institute in combination with AstraZeneca’s immune checkpoint inhibitor durvalumab. About Sesen Bio Sesen Bio, Inc. is a late-stage clinical company advancing targeted fusion protein therapeutics for the treatment of patients with cancer. The Company’s lead program, Vicineum™, also known as VB4-845, is currently in the follow-up stage of a Phase 3 registration trial for the treatment of high-risk, BCG-unresponsive non-muscle invasive bladder cancer (NMIBC). In December 2019, the Company initiated the BLA submission for Vicineum to the FDA under Rolling Review. Sesen Bio retains worldwide rights to Vicineum with the exception of Greater China, for which the Company has partnered with Qilu Pharmaceutical for commercialization. Vicineum is a locally administered targeted fusion protein composed of an anti-EpCAM antibody fragment tethered to a truncated form of Pseudomonas Exotoxin A for the treatment of high-risk NMIBC. For more information, please visit the company’s website at www.sesenbio.com. Cautionary Note on Forward-Looking Statements Any statements in this press release about future expectations, plans and prospects for the Company, the Company’s strategy, future operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward- looking statements as a result of various important factors, including: our ability to successfully develop our product candidates and complete our planned clinical programs, expectations regarding the potential commercial launch of Vicineum in mid-2021, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Contact: Erin Clark, Vice President, Corporate Strategy & Investor Relations ir@sesenbio.com